EXHIBIT 10.21

LEASE AGREEMENT

BY AND BETWEEN

SPI 190 JONY, LLC, as Landlord

AND

MERISEL AMERICAS, INC. as Tenant

DEMISING PREMISES AT: 190 JONY DRIVE, CARLSTADT, NEW JERSEY

DATED:  JUNE 20, 2011

TABLE OF CONTENTS

Demise of Premises	1

Term of Lease	1

Basic Rent	2

The Building, Utility Services and Charges	3

Use	4

Quiet Enjoyment	5

Additional Rent, Taxes, Assessments	5

Insurance	6

Repairs, Common Area Maintenance	10

Casualty	15

Condemnation	16

Compliance With Laws, Etc	17

Subordination/Estoppels	21

Defaults; Remedies	22

Assignment and Subletting	25

Notices	28

Holding Over	29

Liens	30

Condition of Demised Premises, Loss, Etc.	30

Inspection, For Sale and For Rent Signs	30

Tenant’s Signs	31

Advance	31

Financial Statements	33

Broker	33

Commencement Date Agreement	34

Waiver of Trial by Jury/Arbitration	34

Retained Rights	34

Miscellaneous	35

Off-Street Parking and Storage	39

Landscaping	39

Renewal Option	39

OFAC Certification	40

Twenty Four Hour Access	41

Expansion Option	41

Tenant’s Improvement Work Allowance, Tenant’s HVAC Work Allowance	41

Landlord’s Furniture	42

Lease Condition	42

Free Rent	43

           THIS LEASE AGREEMENT (hereinafter “this Lease”) dated as of the 20th day of June, 2011, by and between SPI 190 JONY, LLC, a Delaware limited liability company with offices c\o SPI Holdings, LLC, Rosewood Court, 2101 Cedar Springs Road, Suite 1525, Dallas, Texas 75201 (herein referred to as “Landlord”), and MERISEL AMERICAS, INC., a Delaware corporation, with offices at 127 West 30th Street, 5th Floor, New York, NY 10001 (herein referred to as “Tenant”).

W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE I

Demise of Premises

           Section 1.01.  Landlord, for and in consideration of the rents to be paid and of the covenants and agreements herein contained to be kept and performed by Tenant, hereby demises and leases unto Tenant, and Tenant hereby hires and takes from Landlord, for the term and the rent, and upon the covenants and agreements hereinafter set forth that portion of the building (the “Building”) located at 190 Jony Drive,  Borough of Carlstadt, County of Bergen, State of New Jersey, which the parties agree contains 77,421 rentable square feet of space (the “Demised Premises”), as more particularly set forth on Exhibit A attached hereto and made a part hereof, situated on the real property (the “Real Property”) designated as Lot No. 6, Block No. 126 on the tax map for Bergen County, as more particularly described on Exhibit A-1 attached hereto, and subject to the Permitted Encumbrances set forth on Exhibit B attached hereto.

           Section 1.02. Tenant acknowledges that it has inspected and is fully familiar with the  condition of the Demised Premises, and is leasing the same in an “AS IS” condition. Landlord agrees to deliver possession of the Demised Premises to Tenant on the Commencement Date vacant and in broom clean condition, and further agrees that all mechanical and other systems servicing the Demised Premises, the Building and the Common Areas (as defined in Section 28.18 below) shall be in proper working order.

           Section 1.03. Tenant shall also have the right to use, in common with other tenants of the Building, their employees, customers and invitees, the public portions of the Common Areas. However, Landlord reserves the exclusive right of use with respect to the roof area of the Building, except for air conditioning units discussed below.

ARTICLE II

Term of Lease

           Section 2.01.  The term of this Lease and the demise of the Demised Premises shall be for ten (10) years and six (6) months beginning as of the last date that both the Landlord and Tenant executed this Lease (the “Commencement Date”) and ending at 11:59 p.m. ten (10) years and six (6) months after the Commencement Date (the “Expiration Date”) (plus the number of days, if any, from the Commencement Date to the first day of the next calendar month in the Term, if the Commencement Date is not the first day of a calendar month at a per diem rate determined by dividing the Monthly Basic Rent paid for the last month of the Term by thirty (30) days), or on such earlier or later commencement or termination as hereinafter set forth (which term is herein called the “Term”).

ARTICLE III

Basic Rent

           Section 3.01.  From and after the Commencement Date, Tenant shall pay to Landlord, during the Term, basic rent in the amount realized by aggregating the Annual Basic Rent (herein called the “Term Basic Rent”), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Tenant shall pay Basic Rent, any Additional Rent as herein provided, or any other payments required to be made hereunder to Landlord, or as may otherwise be directed by notice from Landlord to Tenant.

           Section 3.02.  The Term Basic Rent shall accrue as follows, and shall be payable in advance on the first day of each calendar month during the Term:

Months	Rent Per Square Foot	Annual Basic Rent	Monthly Basic Rent
1-66	$8.42	$651,884.82	$54,323.74
67-126	$9.02	$698,337.42	$58,194.79

If the Term commences on a date other than the first day of the month in accordance with the provisions of this Lease, then a proportionately lesser sum may be paid for the first month of the Term.

           Section 3.03.  Tenant shall, and will, during the Term, well and truly pay, or cause to be paid, to Landlord, the Monthly Basic Rent as herein provided and all other sums that may become due and payable by Tenant hereunder at the time and in the manner herein provided without setoff, deduction or counterclaim; and all other sums due and payable by Tenant hereunder may, at Landlord’s option, be deemed to be, and treated as, Additional Rent, and added to any Basic Rent due and payable by Tenant hereunder, and, in the event of nonpayment of such other sums, Landlord shall have all the rights and remedies herein provided for in the case of the nonpayment of rent, or of a breach of any covenant to be performed by Tenant.

           Section 3.04.  The Basic Rent payable by Tenant pursuant to this Lease is intended to be net to Landlord, and except as otherwise provided herein, all other charges and expenses imposed upon the Demised Premises or incurred in connection with its use, occupancy, care, maintenance, operation and control, including but not limited to the charges and expenses payable pursuant to Articles VII, VIII and IX of this Lease, shall be paid by Tenant, excepting liens resulting from acts or omissions of Landlord and other payments to be paid or obligations undertaken by Landlord as specifically provided in this Lease.

Section 3.05.  As used in this Lease, “Basic Rent” shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent, as appropriate.

Section 3.06. Tenant shall be entitled to a Monthly Basic Rent abatement for the period from the Commencement Date and ending November 30, 2011 (the “Concession Period”). In the event of a default by Tenant in any of Tenant’s obligations by Tenant under this Lease on or before the sixth (6th) anniversary of the Commencement Date, which default continues beyond any applicable notice or cure period, the Monthly Basic Rent not paid during the Concession Period shall be immediately due and payable to Landlord as Additional Rent, and Tenant’s entitlement to any prospective concession existing at such time, if any, shall be automatically withdrawn and terminated. In the event of a default by Tenant in any of Tenant’s obligations under this Lease after the sixth (6th) anniversary of the Commencement Date, which default continues beyond any applicable notice or cure period, a portion of the  Monthly Basic Rent not paid during the Concession Period equal to that portion of the Term remaining after said default, shall be immediately due and payable to Landlord as Additional Rent.

Section 3.07. In the event, as provided in Section 2(a) of Exhibit G, Tenant requests "Tenant's Additional HVAC Work Allowance," the Monthly Basic Rent shall be increased by the amount so furnished by Landlord, amortized over a ten-year period, payable in equal monthly installments together with the Monthly Basic Rent, as Additional Monthly Basic Rent, commencing December 1, 2011, together with interest at ten (10%) percent per annum calculated from the date Tenant's Additional HVAC Work Allowance is received by Tenant.

ARTICLE IV

The Building, Utility Services and Charges

           Section 4.01.  The Demised Premises hereinabove described constitutes a self-contained unit and nothing in this Lease shall impose upon Landlord any obligation to provide any services for the benefit of Tenant, including but not limited to water, gas, electricity, heat, janitorial, or garbage removal, unless and to the extent expressly provided for in this Lease. Tenant shall obtain and pay for all of the aforesaid directly from third party suppliers.

Section 4.02.  Electric and gas shall be separately-metered to the Demised Premises.  Tenant shall pay all billings and charges of the utility company during the Term and also thereafter until Tenant vacates the Demised Premises and terminates utility services, and shall pay all charges of the utility companies incident to termination. Tenant confirms that facilities exist to allow Tenant to obtain hot and cold running water to the Demised Premises for lavatory and drinking purposes.

Section 4.03. The Demised Premises are presently served by 5,000 amps of electrical capacity. Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.  In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent in each instance (which shall not be unreasonably withheld), make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Tenant shall be permitted, at its sole cost and expense, except as otherwise set forth in Exhibit G, to install supplemental HVAC equipment on the roof of the Building, utilizing the services of a roofing contractor approved by Landlord. Tenant shall furnish plans for said installation to Landlord for its approval as provided for in Exhibit G, which approval shall not be unreasonably withheld and shall be a condition of signing this Lease. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Tenant, at Tenant’s sole cost and expense.

Section 4.04.Landlord has advised Tenant that presently Public Service Electric & Gas (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Building.  Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service, provided such change shall not materially and adversely affect Tenant’s cost or the quality of service provided to Tenant  (each such company shall herein be referred to as an “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider.

Section 4.05. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Demised Premises.

Section 4.06.  Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of any utility furnished to the Demised Premises by reason of any requirement, act or omission of the Electric Service Provider serving the Building, or for any other reason whether the result of the Landlord’s acts or omissions or those of its agents, or of any adjacent tenant(s).

ARTICLE V

Use

Section 5.01.  The Demised Premises shall be used for any legally permitted general office, warehousing, distribution, and manufacturing use, provided, however, such use shall not include the use, storage, manufacture or distribution of “Hazardous Substances” (as defined in Section 12.04 below) or “red-labeled” items, except as specifically set forth in Article XII below. The aforesaid permitted use does not permit the stacking of merchandise and/or materials against walls or columns, nor does it permit the hanging of equipment from (or otherwise loading) the roof or structural members of the Building.

Section 5.02. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises (a) in violation of the Certificate of Occupancy or any other law, ordinance or regulation governing the use and occupation of the Demised Premises or for the Building; or (b) that would void Landlord’s insurance, increase Landlord’s insurance risk, cause the disallowance of any of Landlord’s insurance sprinkler credits, or directly or indirectly cause the suspension or impairment of any protective safeguard endorsement contained in Landlord’s insurance coverage.

ARTICLE VI

Quiet Enjoyment

           Section 6.01.  Landlord covenants that if, and so long as, Tenant pays the Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant’s right to peaceably and quietly have, hold and enjoy the Demised Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

ARTICLE VII

Additional Rent, Taxes, Assessments,
Water Rates, Charges, Etc.

           Section 7.01.  Tenant shall pay, before any interest or penalties accrue thereon, “Tenant’s Proportionate Share” (as defined in Section 28.17 below) of all “Real Estate Taxes”, as herein defined, and all water and sewer rates (for water and sewer furnished to the Building but not separately metered) and all other governmental charges imposed during the Term on the Building and Real Property. Upon request, Landlord shall exhibit to Tenant receipted bills or other proof of payment.  There shall be apportioned any tax or charge relating to the fiscal years in which the Term of this Lease commences and terminates.

           Section 7.02.  Tenant shall not be required to pay any estate, inheritance, devolution, succession, transfer, legacy or gift tax charged against Landlord or the estate or interest of Landlord in the Building or Real Property or upon the right of any person to succeed to the same or any part thereof by inheritance, succession, transfer or gift, nor any capital stock tax or corporate franchise tax incurred by Landlord, nor any income tax upon or against the income of Landlord (including any rental income derived by Landlord from the Building or Real Property but this exclusion shall not be applicable to a gross receipts or rental tax which shall be considered a Real Estate Tax).

           Section 7.03.  Tenant shall pay Tenant’s Proportionate Share of all assessments that may be imposed upon the Building and Real Property by reason of any specific public improvement (including but not limited to assessments for street openings, grading, paving and sewer installations and improvements).  Any such benefit, assessment or installment thereof relating to a fiscal period in which the Term of this Lease begins or ends shall be apportioned and the provisions of this Section shall survive the expiration or sooner termination of this Lease.

           Section 7.04.  Landlord, upon Tenant’s request and at Tenant’s cost and expense, and without expense to Landlord, shall contest any tax, assessment, water and sewer rents or charges, or other charges payable by Tenant pursuant to this Lease.  Upon receipt by Landlord of the taxes payable by Tenant under this Article, Landlord will acknowledge that the payment of said taxes, assessment, water or sewer rent or charge, or any other charge payable by Tenant pursuant to this Lease, which shall be contested by Landlord at Tenant’s request, is made under protest.  Any net refund, after first deducting any reasonable and customary costs and expenses of such contest paid to third parties for such contest or review, shall be allocated as follows:  Tenant shall receive that portion which represents Tenant’s payment of Tenant’s Proportionate Share of Real Estate Taxes for the period covered by the refund and Landlord shall receive the balance.  If the refund relates to a tax year that is apportioned between Landlord and Tenant, the refund shall be apportioned between Landlord and Tenant.  Any increase in Real Estate Taxes as a result of such contest shall be apportioned in the same manner as a refund between Landlord and Tenant. This provision shall survive the expiration or sooner termination of the Term of this Lease.

Section 7.05.  Notwithstanding anything contained herein to the contrary, should Landlord’s mortgagee require at any time, the maintenance of an escrow reserve for the tax obligations of Tenant or for any other obligation of Tenant as in this Lease contained, Tenant shall promptly pay to said escrowee the required amount as the same may be periodically adjusted from time to time.

           Section 7.06.  As used in this Lease, “Real Estate Taxes” shall mean the property taxes and assessments imposed upon the Real Property including the Building, or upon the Rent (Basic and Additional), as such payable by Landlord, including but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed or assessed against the Real Property including the Building, by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen.  If due to a future change in the method of taxation, any franchise, income or profit tax or other tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax or other tax shall be deemed to be a Real Estate Tax for the purposes hereof, provided the same is generally treated as a Real Estate Tax by landlords of comparable properties within Northern New Jersey.

           Section 7.07.  Landlord and Tenant acknowledge that Landlord has filed an appeal of the Real Estate Taxes for the Real Property, and as of the date hereof, such appeal is still pending.  To the extent Landlord receives a refund or credit for Real Estate Taxes paid by Tenant hereunder attributed to the period involved in said appeal, Landlord agrees, after first deducting therefrom a pro-rata portion of the fees and costs of such appeal, to refund to or credit Tenant with Tenant’s Proportionate Share of the net refund or credit received by Landlord for the Real Estate Taxes which were the subject of such appeal and previously paid by Tenant within thirty (30) days of Landlord’s receipt of same. However, to the extent there is an increase in Real Estate Taxes as a result of such contest, Tenant shall be obligated to pay Tenant’s Proportionate Share of such increase attributable to that portion of the Term involved in said appeal.

ARTICLE VIII

Insurance

           Section 8.01.  During the Term, Landlord shall maintain the following insurance insuring Landlord and any mortgagee(s), as their respective interests may appear, Tenant’s Proportionate Share of the cost of which shall be reimbursed by Tenant as Additional Rent.

(A)           Insurance against damage or destruction by fire or other casualties under property insurance with Causes of Loss - Special Form (or equivalent form as from time to time in effect in the State of New Jersey which provides substantially the coverage provided by the current ISO form CP-10-30) with such additional endorsements as from time to time Landlord may desire or deem necessary, or as may be required by any lender holding a security interest in the Building or Landlord’s interest therein, including, without limitation, endorsement insuring against damage caused by vandalism and malicious mischief, rental income insurance insuring Landlord against abatement or loss of Basic Rent (including items of Additional Rent) in an amount at least equal to the Basic Rent and Additional Rent payable for the Building, at the minimum, for one (1) calendar year. Landlord, for any perils other than earthquake insurance, may maintain such insurance with a deductible in an amount not to exceed Ten Thousand and 00/100 ($10,000) Dollars and in the event of any casualty, Tenant shall reimburse Landlord its Proportionate Share of any cost of repair up to its Proportionate Share. With respect to earthquake insurance, Landlord may maintain a deductible in whatever amount it determines; however, in the event of any loss due to an earthquake, Tenant shall reimburse Landlord its Proportionate Share of the cost of repair necessitated therefor in an amount not to exceed Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars.

                      (B)           Commercial general liability insurance, against claims for bodily injury and property damage occurring in or about the Building and insurance against such other hazards as, from time to time, are then commonly insured against for premises similarly situated in amounts normally carried with respect thereto.

                      (C)           Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that the provisions of this Lease as set forth in Sections 8.02, 8.05 and 8.06 as to Tenant’s insurance are designed to insure adequate coverage as to Tenant’s property and business without regard to fault and to avoid Landlord obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs which pursuant to subparagraph (b) are payable by Tenant.  Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

                      (D)           Such other insurance and in such amounts as in Landlord’s reasonable opinion a prudent Landlord would maintain.

                      (E)           At the request of Tenant, Landlord will provide Tenant with the insurance carrier providing the aforesaid coverage enumerated in subsections (A) and (B) above.

Section 8.02.  Tenant shall, at its sole cost and expense, obtain and keep in full force and effect at all times during the Term, at its own cost and expense: (a) property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in Causes of Loss - Special Form (or equivalent form as from time to time in effect in the State of New Jersey which provides substantially the coverage provided by the current ISO form CP-10-30) upon property of every description and kind owned by Tenant and or under Tenant’s care, custody or control located in or about the Demised Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, furniture, fixtures, installation and any other personal property in an amount equal to the full replacement costs thereof; (b) Commercial General Liability Insurance Coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, blanket contractual liability, products and completed operations liability naming Landlord, its property manager (if any) and Landlord’s mortgagee or trust deed holder and ground lessor (if any) as additional insureds utilizing insured endorsement CG 2010 (7/04) or its equivalent, with wording stating that such coverage is primary and non-contributory in an amount per occurrence of not less than Five Million and 00/100 ($5,000,000) Dollars combined single limit bodily injury and property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof.  Tenant shall name such other additional insureds associated with the Building as Landlord reasonably requests. Tenant shall pay all premiums and charges therefor. Tenant will use its best efforts to include in such Commercial General Liability Insurance policy a provision to the effect that same will be non-cancelable, except upon reasonable advance written notice to Landlord which the carrier will endeavor to provide. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements at all times to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the Term.  In the event Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were Additional Rent reserved hereunder together with interest thereon at the rate of three points in excess of the Prime Rate as published in the Wall Street Journal, New York, New York; (c) Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils, commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Demised Premises or the Building as a result of such perils; (d) Worker’s Compensation insurance in form and amount as required by law; (e) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagee of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

All insurance policies required pursuant to this Section 8.02 shall be taken out with insurers rated A, XV by A.M. Best Company, Oldwick, New Jersey who are licensed to do business in the State of New Jersey and shall be in form satisfactory from time to time to Landlord, or alternatives reasonably acceptable to Landlord if the aforesaid is not reasonably available. A policy or certificate evidencing such insurance together with evidence of current payment shall be delivered to Landlord within a reasonable time after the Commencement Date prior to the commencement of the Term hereof.  Such insurance policy or certificates will provide an undertaking by the insurers to endeavor to notify Landlord and the mortgages of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof.  Should a certificate of insurance initially be provided, a policy shall be furnished by Tenant within thirty (30) days of the Term’s commencement.

           Section 8.03.  Each such insurance policy carried by Landlord and each such insurance policy carried by Tenant insuring the Demised Premises and its fixtures and contents shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by such policies.  Neither party shall be liable to the other for any loss or damage caused by fire, water or any of the risks enumerated in all risks endorsement insurance, provided such insurance was obtainable at the time of such loss or damage.  However, if such insurance policies cannot be obtained, or are obtainable only by the payment of an additional premium charge above that charged by companies carrying such insurance without such waiver of subrogation, all such costs in connection thereof shall be borne by Tenant.

           Section 8.04.  All losses paid under the policy or policies carried pursuant to Section 8.01 shall be subject to the mortgagee’s rights, adjusted by Landlord, and the proceeds thereof shall be payable to Landlord and all policies shall so provide. Tenant acknowledges that Landlord’s policies may be written with a deductible of no more than Ten Thousand and 00/100 ($10,000) Dollars, as set forth above. If, by reason of changed economic conditions, the insurance amounts referred to in Section 8.02 become inadequate in Landlord’s reasonable judgment, Tenant agrees to increase the amounts of such insurance promptly upon Landlord’s reasonable request.

           Section 8.05.  Landlord shall not be liable to Tenant for any loss suffered by Tenant under any circumstances, including, but not limited to (i) that arising from the negligence of Landlord, its agents, servants, invitees, contractors or subcontractors, or from defects, errors or omissions in the construction or design of the Demised Premises including the structural and nonstructural portions thereof; or (ii) loss of or injury to Tenant or to Tenant’s property or that for which Tenant is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Landlord is obligated to furnish pursuant to this Lease; or (iv) that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Landlord; or (v) any interruption to Tenant’s business, however occurring.

           The aforesaid exculpatory Section is to induce Landlord, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Tenant either through insurance (or self-insurance or combinations thereof if specifically permitted pursuant to this Lease) thereby avoiding the need to increase the rent charged Tenant to compensate Landlord for the additional costs in obtaining said coverage or reserving against such losses.

           Section 8.06.  Tenant shall indemnify, defend and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys’ fees) which may be imposed upon, incurred by or asserted against Landlord by reason of:

                      (A)           Any work or thing done by Tenant, its agents or employees in, on or about the Demised Premises or any part thereof;

                      (B)           Any use, occupation, condition, operation by Tenant, its agents or employees of the Demised Premises or any part thereof or of any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto or any occurrence on any of the same;

                      (C)           Any act or omission on the part of Tenant or any subtenant or any employees, licensees or invitees;

                      (D)           Any accident, injury (including death) or damage to any third party or property owned by someone other than Tenant and not under the care, custody or control of Tenant occurring in, on or about the Demised Premises, or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto, unless caused by Landlord, its agents or employees; and

                      (E)           Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease.

The provisions of this Section shall survive the expiration or earlier termination of this Lease.

           Section 8.07.  In the event any mortgagee, ground lessor or trust deed holder requires an escrow for insurance, taxes or any other recurring charges, Tenant shall, on demand from Landlord, deposit the required escrow as required by any of the aforesaid.  Notwithstanding the above, any payment by Tenant in excess of the actual charges for the above shall be refunded to Tenant.

           Section 8.08. Any policies required to be furnished by Tenant pursuant to this Article VIII will unequivocally provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof.

ARTICLE IX

Repairs, Common Area Maintenance

           Section 9.01.  Tenant shall keep the Demised Premises in good condition and repair, and shall redecorate, paint and renovate the Demised Premises as may be necessary to keep them in good condition and repair and good appearance.  Tenant shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, debris, inflammable material and other objectionable matter. Tenant, at its sole cost and expense, will maintain and take good care of the Demised Premises to keep the same in a first class condition and in good order, and shall make all necessary repairs thereto, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, caused by casualty or neglect. During the Term of this Lease, Tenant, at its own cost and expense, shall enter into contracts with contractors reasonably approved by Landlord for the quarterly maintenance and care, and replacement if necessary, of the mechanical equipment employed in the use and operation of the Demised Premises and deliver a copy of said agreement to Landlord.  At the request of Landlord, Tenant agrees to supply Landlord from time to time with a report of the condition of the aforesaid mechanical equipment from a contractor approved by Landlord. In addition, Tenant shall contract with a sprinkler monitoring service to provide central-station monitoring of the on-site sprinkler system on a 24/7 basis and shall, in the event of a sprinkler leak requiring the system be shut down temporarily for repairs, notify the carrier and confirm the suspension of any Protective Safeguard Endorsement. Similarly, should a malfunction disable any fire alarm system, once determined, Tenant shall promptly notify the Building insurer and municipality. Tenant shall indemnify Landlord should Tenant fail to provide the notifications required in the preceding two sentences.

           Section 9.02. Tenant shall replace, at Tenant’s expense, all glass in and on the Demised Premises which may become broken after the date of Tenant’s occupancy. When used in this Article, the term “repair(s)” shall mean those ordinary and extraordinary and shall include all necessary replacements and renewals.  All repairs made by Tenant shall be equal in quality and class to the original work.  Tenant shall quit and surrender the Demised Premises at the end of the Term in as good condition as the reasonable use thereof and damages by insured casualty and the elements will permit and in compliance with the requirements stated herein and in a “broom-clean” condition, and shall, by way of example and not by way of limitation, clean all concrete floors; and if the Demised Premises has not been repainted within the initial Term of this Lease and, if renewed, within seven (7) years of the Expiration Date of the Term as renewed by Tenant, Tenant shall repaint the Demised Premises with a base coat and a finish coat. If a rack system exists in the Demised Premises, Tenant shall, at Tenant’s sole cost and expense, remove from the Demised Premises such rack system as may be installed in the Demised Premises, and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal thereof; provided, however, that at Landlord’s option, upon written notice from Landlord, Tenant shall not remove such rack system, in which event such rack system shall remain on the Demised Premises and shall not be Tenant’s property. Such removal, if any, shall be in accordance with the following procedures, unless Landlord shall advise Tenant to the contrary by written notice to Tenant:

                      (A)           Core a hole centered over the anchor bolt with a core bit 1.5 times larger than the bolt to be removed, but in no event small than 1” in diameter.

                      (B)           Core hole shall be drilled to a depth equal to the bolt depth, but not less than 2” deep.

                      (C)           Remove the cored concrete with the anchor bolt from the hole. Clean all concrete slurry and debris from the area to be patched.

                      (D)           Fill the cored hole with a polymer modified non-shrink mortar, specifically SikaTop 122 or Master Builders Ceilcote 648 CP, or equivalent, and finish to match surrounding concrete surface.

           Section 9.03.  If , within  thirty (30) days of its receipt of written notice from Landlord of the requirement for a maintenance or repair,  Tenant fails to perform any of its maintenance and repair obligations, as hereinabove and in this Lease provided, Landlord, without being obliged to do so, may enter the Demised Premises at any reasonable time and on reasonable notice to Tenant (except that in the case of emergency, entry may be made at any time and without prior notice) for the purpose of maintaining and repairing the Demised Premises, and Tenant shall promptly reimburse Landlord for its actual costs expended for such maintenance and repairs, plus fifteen (15%) percent thereof, to cover overhead, which obligation shall constitute Additional Rent, for the recovery of which Landlord shall have all the remedies granted by law and this Lease for the recovery of Basic Rent.  In any event, Tenant shall not have any claim against Landlord for interruption of Tenant’s business, including, without limitation, those arising from the negligence of Landlord, its employees and contractors.

           Section 9.04  Landlord, subject to Landlord’s rights set forth in Section 9.09 below to collect the costs, in whole or in part, from Tenant, shall keep and maintain the Common Areas, including the roof, the roof membrane, and the “Building Structure”, as defined below, and shall keep and maintain the systems servicing the Common Areas, (collectively, “Common Area Maintenance”) in working order, condition and repair, and Landlord shall make all repairs to the same and be responsible for snow removal (including removal of all accumulations of snow and ice from the roadways and walks and parking lots leading to, in, and around the Building) and general ground maintenance.  Where any such repairs or maintenance have been necessitated by the proven misuse or neglect on the part of Tenant or its employees, agents, licensees or visitors, Landlord shall make the repair and do the requisite work and the cost thereof, plus fifteen (15%) percent thereof, to cover overhead, shall be charged to Tenant as Additional Rent, and payable within ten (10) days after demand by Landlord. Landlord, at its option, may require Tenant to deposit an amount which is reasonably estimated by Landlord to cover the foregoing maintenance and repair costs, which deposit may be required to be made in advance of Landlord’s incurring such costs and expenses.  For purposes of this Section 9.04, “Building Structure” shall mean the footings, foundation, supporting columns and floor slab.

           Section 9.05.  Landlord hereby reserves the right, upon reasonable notice, to undertake such Building-wide repairs and provide such Building-wide services as it deems necessary to preserve and promote the good physical condition of the Building and security of same and, except as set forth in Section 9.04 above, such costs shall be deemed Common Area Maintenance costs as more fully set forth in this Article IX. Landlord will seek to minimize any unreasonable disruption to Tenant’s operations in connection with the above.

           Section 9.06.  Landlord agrees that in the event that it shall perform work on the Building or in the Demised Premises, it shall do so in a good and workmanlike manner and in such a manner, as reasonably practicable, so as to cause minimal inconvenience to Tenant.  Notwithstanding the foregoing, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to Tenant’s business arising from Landlord’s making any repairs, or changes which Landlord is required or permitted by this Lease, or required by law, to make and the same shall not constitute an eviction, either constructive, actual or partial, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant, and to the extent practical in such manner as will not materially interfere with Tenant’s use and occupancy of the Premises.  Nothing contained herein shall require Landlord to do any work at any time other than normal and customary business hours if the doing of such work at times other than normal and customary business hours would cause Landlord additional expense.

Section 9.07.  Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease by reason of Landlord’s failure to keep the Premises in good order, condition and repair, extent to the extent said failure constitutes an actual constructive eviction.

Section 9.08.  Landlord reserves the right to make the Building a “smoke-free” Building, and to designate specific areas in the Common Areas for smoking.  Tenant agrees that it shall not permit its employees to create an unsightly condition in or about any passageway from the Building or the Common Areas or to the parking areas with regard to smoking, including the disposal of cigarettes, in the Common Areas, and will otherwise require its employees to act and conduct themselves in the Common Areas in such a manner as will not disturb other tenants or the use and enjoyment by other tenants of the Building.

Section 9.09.  Commencing on the Commencement Date, and continuing throughout the Term, Tenant agrees to pay, as Additional Rent, Tenant’s Proportionate Share of Common Area Maintenance costs, together with a management fee equal to two (2%) percent of the Basic Rent, said management fee to be paid in equal monthly installments together with the Basic Rent.

Section 9.10.  Common Area Maintenance costs shall not include Real Estate Taxes and Insurance premiums as Tenant is otherwise required to pay Tenant’s Proportionate Share of same, as Additional Rent, in accordance with Article VII and Article VIII, respectively.

Section 9.12.  Promptly following the Commencement Date, and thereafter promptly following the beginning of each calendar year occurring during the Term, Landlord shall estimate Tenant’s Proportionate Share of Common Area Maintenance costs for the then current calendar year and furnish such statement to Tenant.  Tenant shall pay to Landlord such amount in equal monthly installments, in advance, on the first day of each month. Landlord may elect to make an appropriate adjustment in its estimate of Common Area Maintenance costs for such calendar year, employing sound accounting and management principles, to determine Common Area Maintenance costs that would have been paid or incurred by Landlord had the Building been fully rented and occupied. From time to time, Landlord may re-estimate the monthly installments of Tenant’s Proportionate Share of Common Area Maintenance costs and in such event Landlord shall notify Tenant, in writing, of such re-estimate and shall fix monthly installments for the then remaining balance of the calendar year based upon said re-estimate.

Section 9.13.  As soon as practical after the end of each calendar year, Landlord shall determine the actual Common Area Maintenance costs incurred during the preceding calendar year and shall furnish to Tenant a written statement of such actual Common Area Maintenance costs incurred for such calendar.  If Tenant’s Proportionate Share shall be more than the aggregate paid by the Tenant during the preceding calendar year, Tenant shall pay to the Landlord in one lump sum the difference within thirty (30) days after demand.  In the event Tenant shall have overpaid its Proportionate Share, Landlord shall either promptly after delivery of the aforesaid statement pay the amount of excess directly to Tenant or credit same against Tenant’s next monthly installment of Basic Rent. For purposes hereof, Common Area Maintenance costs shall be based upon the calendar year and with respect to Tenant’s Proportionate Share, prorated for any calendar year during the Term thereof.

Section 9.14.  After the expiration of the Term, Landlord shall endeavor to deliver to Tenant a statement, within six (6) months, setting forth: (i) Tenant’s Proportionate Share of Common Area Maintenance costs during the final calendar year of the Term, up to and including the date of expiration of the Term, and (ii) any underpayment or overpayment made by Tenant during such final calendar year.  In the event of any underpayment, Tenant shall pay the difference owed to Landlord within ten (10) days of demand.  If Tenant has overpaid, Landlord shall reimburse Tenant the difference owed together with delivery of the statement described herein. The respective obligations of the parties shall survive the termination of this Lease.

Section 9.15.  Every notice given by Landlord pursuant to Section 9.13 and Section 9.14 above shall be conclusive and binding upon Tenant unless (i) within one hundred and eighty (180) days after the receipt of such notice, Tenant shall notify Landlord that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration pursuant to Article XXVI within sixty (60) days after receipt of the notice. Pending the determination of such dispute by agreement or arbitration, Tenant shall pay Additional Rent in accordance with the Landlord’s notice and such payment shall be without prejudice to Tenant’s position.  If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement.

Section 9.16.  Following the initial renovations described in Exhibit G, Tenant shall not make any alterations, additions or improvements to the Demised Premises in the amount of fifty thousand dollars ($50,000) or more in the aggregate annually or alternations which concern services vital to the building or require, without regard to amount, a construction permit or affect the Building Structure or its systems without the express prior written consent of Landlord, which shall not be unreasonably withheld or delayed, which alterations, additions or improvements include by way of example and not by way of limitation the removal and/or rearrangement of the warehouse light fixtures, heating, ventilation and air-conditioning equipment, warehouse heaters and sprinkler systems. Tenant shall submit plans to Landlord of any alterations, improvements or additions for Landlord’s consent. Landlord shall not unreasonably withhold the aforesaid consent if the proposed alterations, additions or improvements are non-structural or do not lessen the value of the improvements. Any consent granted by Landlord shall be subject to the requirements of Section 22.04. Any and all governmental permits required for any such alteration, improvement or addition shall be obtained by Tenant at its cost, prior to commencing the work.  All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by Landlord or Tenant, except furniture or movable trade fixtures installed at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of this Lease, without compensation to Tenant; or, in the alternative and at the direction of Landlord, Tenant shall remove all or so much of the property therefrom as may be so directed by Landlord, and shall restore the Demised Premises to their pre-existing condition, or such property shall be conclusively deemed to have been abandoned by Tenant and may be removed by Landlord, after which Tenant shall reimburse Landlord on demand for all costs of such removal and/or restoration.  Landlord may have any such property stored at Tenant’s risk and expense.  Landlord, at Landlord’s option, may require that Tenant use contractors approved by Landlord.

ARTICLE X

Casualty

           Section 10.01.  If the Building is damaged or destroyed by fire, explosion, the elements or otherwise during the Term so as to render the Building unfit for Tenant to conduct its business, or should the Demised Premises be so badly injured that the same cannot be reasonably repaired within two hundred seventy (270) days from the happening of such injury, then, and in such case, the Term hereby created shall, at the option of Tenant, exercised within thirty (30) days of the casualty, terminate upon the giving of a written notice of termination. Additionally, if the Demised Premises are not in fact repaired within three hundred sixty five (365) days of the casualty, through no fault of the Tenant, Tenant may, upon ninety five (95) days’ written notice (the “Notice/Cure Period”) to Landlord, given on or after the two hundred seventieth (270th) day following the casualty, terminate this Lease unless the repairs to the Demised Premises are completed within the Notice/Cure Period. In either of the aforesaid cases, Landlord shall have a similar right to cancel this Lease if at the time of the casualty (A) there is not at least three (3) years remaining to the Lease Term (as the same may be extended by Tenant exercising any available renewal); or if (B) Landlord’s mortgagee will not make insurance proceeds available to Landlord to restore the Demised Premises and/or Building, and said proceeds are not adequate to restore the Demised Premises and/or Building. If a notice of termination is given, the Term of this Lease shall terminate effective as of the date of such damage or destruction, and Tenant shall immediately surrender the Demised Premises and all Tenant’s interest therein to Landlord, and pay Basic Rent to the time of such damage or destruction, and Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all parties therefrom.

           Section 10.02.  Should the Building be rendered untenantable and unfit for Tenant’s business operations, but yet be repairable within two hundred seventy (270) days from the happening of said injury, Landlord will, provided the mortgagee makes the proceeds of any casualty insurance required to be carried pursuant to this Lease available to Landlord to restore and further provided that the insurance proceeds so received are adequate to restore the Building and/or the Demised Premises and any other Improvements on the Demised Premises, enter and repair the same with reasonable speed, and the Basic Rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after such repairs shall be completed.

           Section 10.03.  If the Building shall be so slightly injured as not to be rendered untenantable and unfit for Tenant’s business operations, Landlord shall repair the same with reasonable promptness and the Basic Rent accrued and accruing shall not cease or terminate, except as to that portion of the building which is not usable during construction.  Tenant shall immediately notify Landlord in case of fire or other damage to the Building or Demised Premises.

           Section 10.04.  Landlord shall promptly enter and repair the Building and any other Improvements on the Demised Premises with reasonable speed, making due allowance for conditions beyond Landlord’s control, including, but not limited to time lost in adjusting insurance claims and strikes, and the Basic Rent shall not accrue after such injury and while repairs are being made, provided Landlord receives the proceeds of rent insurance maintained by Landlord. In the event Tenant agrees to reoccupy after the injury, rent shall recommence immediately after said repairs shall be completed and Landlord delivers possession thereof to Tenant, subject to a reasonable concession period for Tenant to repair and restore Tenant’s improvements and operations.  Landlord shall have no obligation to repair or restore Tenant’s improvements.

ARTICLE XI

Condemnation

           Section 11.01.  If, during the Term, ten (10%) percent or more of the area of the Demised Premises shall be taken under any power of eminent domain or condemnation then, at the option of Tenant, to be exercised in writing within thirty (30) days’ notice of the taking of title thereto, this Lease shall expire within thirty (30) days of the date of such notice and the Basic Rent herein reserved shall be apportioned as of said date. However, if Tenant does not exercise the aforementioned option, or if the taking does not deprive Tenant of at least ten (10%) percent of the area of the Demised Premises, this Lease shall not expire but the Basic Rent shall be equitably apportioned.  If Landlord and Tenant fail to agree upon an equitable apportionment, the Basic Rent for the Building, after such taking, shall be determined in accordance with the Commercial Rules of the American Arbitration Association, in Somerset, New Jersey, and the arbitrator shall be empowered to assess the costs and expenses of the proceedings as part of the determination.  Pending such determination Tenant shall pay, on account of the Basic Rent, such proportion of the Basic Rent reserved in this Lease as the total area of the Building after the taking bears to the total area of the Building before the taking, subject to adjustment in accordance with the arbitrator’s award. If Landlord can construct an addition to the remaining Premises so as to restore all of the Premises area and Premises facilities theretofore taken, Landlord shall, subject to the adequacy of the condemnation award and to the mortgagee making the same available to Landlord, promptly construct such addition and restore such facilities so taken and upon the completion of such restoration, the full Term Basic Rent reserved by this Lease shall be reinstated, as of the date of such restoration, and, if Tenant is able to occupy and use the Premises, the proportionate Basic Rent shall be paid by Tenant as herein provided, during the period between the taking and the restoration of the Premises and facilities.  No part of any award shall belong to Tenant except that nothing contained herein is intended to affect or limit Tenant’s claim for fixtures or other improvements owned by Tenant provided the same does not diminish Landlord’s award. It is expressly understood and agreed that the provisions of this Article XI shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of time. Notwithstanding anything contained herein to the contrary, if only vacant land and immaterial areas of improvement are taken, there shall be no adjustment of Term Basic Rent and/or Additional Rent.

ARTICLE XII

Compliance With Laws, Etc.
Section 12.01.  Tenant shall not do or permit anything to be done in the Demised Premises which shall constitute a public nuisance or which will conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof.  Landlord represents that to the best of its knowledge and information, Landlord has not received any written notice of violations against the Real Property or the Building thereon, and has received no written notice that the Building is not in compliance, to the extent required, with all applicable federal, state and local rules and regulations, including without limitation, zoning regulations and the Americans With Disabilities Act. Landlord has no actual knowledge of any asbestos-containing materials in the Demised Premises or the Building.

           Section 12.02.  Tenant shall, at its own expense, obtain all necessary environmental and operating permits and comply with all present and future requirements of law and with all present and future ordinances or orders, rules and regulations of any State, Municipal or other public authority affecting the Demised Premises and with all requirements of the Fire Insurance Exchange or similar body, and of any liability insurance company insuring Landlord against liability for accidents in or connected with the Demised Premises including, but not limited to laws, ordinances, orders, rules and regulations which apply to the interior or exterior of the Demised Premises, the structural or nonstructural parts thereof, and to make all improvements and repairs required by such laws, ordinances, orders, rules and regulations, ordinary or extraordinary, foreseen or unforeseen.

           Section 12.03.  Tenant acknowledges the existence of federal, state, and local environmental, health and safety laws, rules and regulations, including but not limited to the provisions of ISRA and the NJSRRA, as each is herein defined.  Tenant shall comply with any and all such laws, rules and regulations, as the same may be amended or supplemented (“Environmental Legal Requirements”). Tenant hereby agrees to execute and/or provide such documents as Landlord reasonably deems necessary and to make such applications and complete such actions as Landlord reasonably requires to assure and document compliance with all applicable Environmental Legal Requirements including ISRA prior to the expiration or sooner termination of this Lease.  In addition, prior to the expiration of the Term or sooner termination of this Lease, Tenant agrees to make such applications and take such actions as are required to comply with ISRA in connection with closing, terminating or transferring operations or provide Landlord with a certification acceptable to Landlord that ISRA is not applicable.  Tenant agrees that the submissions to be made and actions to be taken in the preceding sentence shall be completed and approved by the appropriate governmental agency or an LSRP, as herein defined, in a timely fashion so as to insure that Tenant delivers the necessary ISRA Clearance, as herein defined, at least thirty (30) days, but no more than sixty (60) days before the expiration of the Term or sooner termination of this Lease.  Tenant shall bear all costs and expenses incurred in connection with compliance with Environmental Legal Requirements, including any required ISRA Clearance and ISRA compliance resulting from Tenant’s use of the Demised Premises including but not limited to state agency fees, legal, LSRP, consulting and engineering costs, expenses and fees, investigation, testing, clean up and reporting costs, application and filing fees, permitting costs and fees, remediation funding source, financial assurance and suretyship costs and expenses, and fines and penalties.  As used herein, ISRA compliance shall include applications for ISRA Clearance by the appropriate governmental authority, issuance of a negative declaration and implementation of preliminary assessments, remedial investigations, remedial actions and clean up plans. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant’s compliance with ISRA and other Legal Requirements, including requirements of the New Jersey Department of Environmental Protection and an LSRP, as they are issued or received by Tenant. Tenant shall provide Landlord with draft work plans for all proposed site investigations, remedial investigations, remedial actions and clean up actions prior to implementation for Landlord’s review and approval.   The foregoing undertakings shall survive the termination or sooner expiration of this Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord.  “LSRP” shall mean a Licensed Site Remediation Professional as defined in the NJSRRA that has been approved by the Landlord.  “ISRA Clearance” shall mean an ISRA Negative Declaration approval from the NJDEP or an NFA or an RAO from an LSRP that (i) provides for the cleanup and remediation of all contaminated environmental media, including air, soil, surface water and groundwater, to NJDEP’s most stringent clean up standards and requirements, and an unconditional unrestricted use remedial action, and (ii) does not rely on, provide for or make use of any engineering controls or institutional controls.  The terms NFA, RAO, LSRP, unrestricted use, engineering controls and institutional controls shall have the meanings for those terms set forth in the Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq. (“SRRA”), the Technical Requirements for Site Remediation Rules, N.J.A.C. 7:26E (“Tech Rules”), and the Administrative Requirements for the Remediation of Contaminated Sites Rules, N.J.A.C. 7:26C (“ARRCS”).  “NFA” shall mean an unconditional No Further Action letter and Covenant Not to Sue from the NJDEP for a residential, unrestricted use remedial action.  “RAO” shall mean an unconditional Remedial Action Outcome as defined by the NJSRRA for a residential, unrestricted use remedial action that has been issued by and LSRP and filed with the NJDEP.

Section 12.04. Except for the specific types and amounts of substances listed on Schedule 12.04, as amended and updated periodically during the term of this Lease, Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances.  As used herein, “Hazardous Substances” shall be defined as any “hazardous chemical,” “hazardous substance,” “hazardous material,” “hazardous waste” or similar term as defined in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the New Jersey Industrial Site Recovery Act (“ISRA”) N.J.S.A. 13:1K-6 et seq., the New Jersey Site Remediation Reform Act (“NJSRRA”), the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11b et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection, health or safety, as any of the foregoing is amended or supplemented.  It is understood and agreed that the provisions contained in this Article shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by Tenant but shall thereafter be deemed to be a Hazardous Substance. Notwithstanding anything contained herein to the contrary, Tenant shall be permitted to keep small quantities of normal office, machinery and industrial supplies which may be or may include Hazardous Substances such as cleaning supplies, machine oil and copier supplies, together with the types and amounts of substances listed on Schedule 12.04 as amended and updated periodically, provided the same are properly stored, handled and disposed of (offsite) in full compliance with all applicable Environmental Legal Requirements.

Section 12.05. Tenant shall immediately notify Landlord in the event of any actual or threatened claims or violations relating to Environmental Legal Requirements and of any actual or threatened spills, releases or discharges of Hazardous Substances relating to or affecting the Demised Premises, Landlord or Tenant.  If any reporting, filing, corrective or remedial action, investigation, clean up or other compliance or action is required pursuant to ISRA or any other Environmental Legal Requirements in connection with any actual or threatened releases, spills or discharges of Hazardous Substances or violations of Environmental Legal Requirements at the Demised Premises during the Term of this Lease or that were caused or permitted by Tenant or its guests, invitees, agents or contractors, Tenant shall, at Tenant's sole cost and expense, take all necessary corrective, remedial and compliance actions, including by preparing and submitting necessary plans and financial assurances, and expeditiously and diligently carrying out the approved plans, so as to obtain and provide Landlord with copies of all necessary final approvals under Environmental Legal Requirements, including an NFA or RAO.  If at any time the NJDEP invalidates the RAO, then Tenant, in accordance with this Article, shall expeditiously and diligently take all corrective, remedial and compliance actions necessary to obtain an NFA or valid RAO in accordance with the requirements of this Article.   In no event shall Tenant pursue or implement any institutional or engineering controls affecting the Demised Premises, Building or Land unless Tenant has first obtained Landlord’s express written consent, which may be denied at Landlord’s sole but reasonable discretion.  Tenant shall promptly provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other information, materials and documents relating or pertinent to ISRA, other Environmental Legal Requirements or NJDEP.

Section 12.06. At least thirty (30) days, but not more than sixty (60) days, prior to the expiration or sooner termination of this Lease, the Tenant, if requested by Landlord, shall provide Landlord with a preliminary assessment and, if necessary a site investigation, and other evidence reasonably satisfactory to Landlord, demonstrating that all violations of applicable Environmental Legal Requirements have been corrected, and all spills, releases, and discharges of Hazardous Substances at the Demised Premises have been cleaned up, in accordance with all Environmental Legal Requirements and the terms of this Lease.  In the event Tenant fails to complete compliance with ISRA or any other Environmental Legal Requirements or to completely investigate and clean up all spills, releases and discharges of Hazardous Substances in accordance with this Article as of the termination or sooner expiration of this Lease, then Landlord shall treat Tenant as a holdover tenant, without regard to any temporary abatement of Fixed Rent then in effect pursuant to any provision of this Lease, and thereupon be entitled to all remedies against Tenant provided by law and/or equity in that situation, until such time as Tenant provides the Landlord with satisfactory evidence of Compliance.  For purposes of this Article “Compliance” shall mean completely correcting all violations of Environmental Legal Requirements and completing the investigation and clean up of all spills, releases and discharges of Hazardous Substances and obtaining an NFA, or if Tenant cannot under applicable Environmental Legal Requirements obtain an NFA or RAO.

Section 12.07. Tenant shall provide Landlord with the names and addresses of all environmental consultants and LSRPs that Tenant proposes to use for any work at the Demised Premises for Landlord’s prior approval. Tenant shall provide the Landlord with evidence of insurance coverage, including workers compensation, automobile, general liability, professional errors and omissions and environmental insurance, for all contractors, environmental consultants and LSRPs that enter or work at the Demised Premises.  Such insurance coverage shall be reasonably satisfactory to Landlord.  Tenant shall provide Landlord with certificates of insurance naming Landlord as an additional insured on all such liability policies.

Section 12.08. Tenant shall indemnify, defend, and save Landlord and each mortgagee of the Demised Premises harmless from and against all losses, costs, expenses, fines, penalties, natural resource and other damages, liabilities, suits, procedures, claims, and actions of every nature and kind arising out of or in any way connected with (i) any releases, spills or discharges of Hazardous Substances or any violations of Environmental Legal Requirements at the Demised Premises that occur during the Term of this Lease or that were caused by Tenant or its guests, invitees, agents or contractors, and (ii) Tenant’s failure to comply with the terms of this Article.  In addition, Landlord may enforce its rights and compel Tenant's compliance with its obligations under this Article by injunction and any other relief available at law and/or equity.

Section 12.09. All of Tenant’s obligations, liabilities and undertakings set forth in this Article, and all obligations of the Landlord under Section 12.11 shall survive the termination or sooner expiration of this Lease and surrender of the Demised Premises and shall also survive the sale or lease of the Demised Premises by Landlord. If any clean up or remediation is required as the result of Tenant’s use or occupancy of the Demised Premises or cessation of operations, then Landlord shall be permitted to (i) retain the Security Deposit for a period of two (2) years from the date of the issuance of the RAO for such clean up and remediation, and (ii) use the Security Deposit to pay for any additional clean up or remediation required to correct any deficiencies identified by NJDEP as the result of any review, audit or invalidation of Tenant’s clean up or remediation work and/or the RAO.

Section 12.10.  Landlord, at its option, may, each Lease year [once every twelve (12) months], hire an environmental consultant or LSRP to inspect the Demised Premises and Tenant’s operations, at a cost not to exceed One Thousand, Five Hundred ($1,500) Dollars per annum, plus such additional sum, if any, which equals the percentage of increase in the cost of living between the month which is the commencement of the term of this Lease and the corresponding month of each succeeding year of the Term of this Lease as determined by the Consumer Price Index, Urban Wage Earners & Clerical Workers of New York, Northeastern New Jersey area, published by the U.S. Department of Labor, Bureau of Labor Statistics, 1982-84=100. Tenant agrees to pay promptly upon demand, as Additional Rent, the cost of such environmental consultant. Additionally, Tenant shall comply with all reasonable requirements and recommendations suggested by such environmental consultants.

Section 12.11.  Notwithstanding anything contained herein to the contrary, Tenant shall have no responsibility for any cost or expense for any "Pre-existing Hazardous Substances" or "Pre-existing Environmental Condition(s)" at or under the Demised Premises, the Building or the Real Property, to the extent Tenant has not exacerbated any such Pre-existing Hazardous Substances or Pre-existing Environmental Condition(s).  For purposes of this Lease, "Pre-existing Hazardous Substances" or "Pre-existing Environmental Condition(s)" shall mean Hazardous Substances or environmental condition(s) requiring remediation as of the date of this Lease by the NJDEP or any other state or federal administrative agencies having jurisdiction with respect to the Demised Premises, and (x) determined to have been in existence at or under the Demised Premises, the Building or the Real Property, prior to the Commencement Date of this Lease, or (y) caused or created by Landlord, any Predecessor Landlord or by any Predecessor Tenant of the Demised Premises, at or under the Demised Premises, the Building or the Real Property, at any time during the term of this Lease. Landlord agrees to be responsible for all environmental cleanup costs, administrative and remediation costs, fines and penalties levied or assessed by the NJDEP or any other state or federal administrative agencies having jurisdiction with respect to the Demised Premises which may be incurred by Tenant as a result of said Pre-existing Hazardous Substances or Pre-existing Environmental Condition(s) to the extent not exacerbated by Tenant.  Tenant agrees to notify Landlord immediately upon the discovery of any such Pre-existing Hazardous Substances or Pre-existing Environmental Condition(s).

ARTICLE XIII

Subordination/Estoppels

           Section 13.01.  This Lease is conditioned upon Landlord delivering to Tenant, within thirty (30) days of the date hereof, a nondisturbance and attornment agreement from the holder of the existing mortgage, in the form attached hereto as Exhibit J, to not disturb Tenant’s possession of the Demised Premises so long as Tenant is not in default under any provision of this Lease and Tenant agrees, at said holder’s option, to attorn to said holder. If Landlord shall not have delivered said agreement on or before said date, Tenant may, within three (3) days thereafter, terminate this Lease.  If Tenant shall not have elected to terminate this Lease, this Lease shall be subject and subordinate to said mortgage.  Landlord represents there is no ground lease held by any superior landlord as of the date hereof. Furthermore, this Lease will be subject and subordinated to all future first mortgages or deeds of trust or ground lessors (herein “Superior Instruments”) affecting the Demised Premises, provided that either any such Superior Instrument shall include therein a covenant on the part of the holder thereof substantially to the effect that it will not at any time join Tenant as a party defendant in any action which may be brought to foreclose said Superior Instrument, or disturb Tenant’s possession of the Demised Premises, so long as Tenant is not in default under any provision of this Lease, or provided Landlord obtains a nondisturbance agreement in favor of Tenant from the holder of said Superior Instrument, and provided further that in either event, Tenant agrees, at the option of the holder of any Superior Instrument, to attorn to said holder. Tenant shall execute, at no expense to Tenant, any instrument which may be deemed necessary or desirable by Landlord to further effect or to evidence the subordination of this Lease to any such Superior Instrument. Landlord may assign this Lease to the holder of any Superior Instrument, and Tenant shall execute, at no expense to Tenant, any instrument which may be necessary or desirable by Landlord or the holder of said Superior Instrument in connection with said assignment.  Any expense incurred in the preparing, executing or recording of such assignment to any such holder shall be without expense or cost to Tenant.

           Section 13.02.  Tenant further agrees, within seven (7) business days of Landlord’s written request, to certify by written instrument duly executed and acknowledged to any mortgagee, trust deed holder or purchaser, or any proposed mortgage lender, trust deed holder or purchaser, that this Lease is in full force and effect, or if not, in what respect it is not, that this Lease has not been modified, or the extent to which it has been modified, that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any, and any other information which Landlord shall reasonably require, provided Tenant shall receive an estoppel from such entity concurrently. Any such certification shall be without prejudice as between Landlord and Tenant, it being agreed that any document required hereunder shall not be used in any litigation between Landlord and Tenant.

           Section 13.03. Landlord agrees, upon request of Tenant, within seven (7) business days, to certify by written instrument, that this Lease is in full force and effect, or if not, in what respect it is not, that this Lease has not been modified, or the extent to which it has been modified, that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any, and any other information which Tenant shall reasonably require. Landlord further agrees, upon request of Tenant, to provide to any equipment lease vendor of Tenant who so requires an agreement which would permit such vendor to enter upon the Demised Premises after Tenant’s default and Landlord’s repossession for the purposes of equipment preservation and sale, provided such agreement provides for (A) a set term which is no less than thirty (30) and no more than sixty (60) days, without Landlord’s consent, and for the vendor’s payment of the Monthly Basic Rent and Additional Rent during such period; and (B) that the vendor maintains the insurance required pursuant to this Lease and delivers a certificate of insurance or policy and evidence of payment of the premium; and (C) indemnifies, defends and holds Landlord harmless with respect to any acts or omissions occurring during its occupancy; and (D) repairs any damage caused by the removal or sale of such equipment.

ARTICLE XIV

Defaults; Remedies

           Section 14.01.  If, during the Term, any one or more of the following acts or occurrences (any one of such occurrences or acts being herein called an “Event of Default”), shall happen:

                      (A)           Tenant shall default in making any payment of Monthly Basic Rent or any Additional Rent as and when the same shall become due and payable, and such default shall continue for a period of five (5) days after notice from Landlord that such payment is due and unpaid; or

                      (B)           Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by payment of money), and such default shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within twenty (20) days, Tenant shall fail to proceed promptly after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing thereof with all due diligence (it being intended that, as to a default not susceptible of being cured with due diligence within twenty (20) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence); or

                      (C)           Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors or file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant or any guarantor of this Lease or of all or any substantial part of its properties or of all or any part of the Demised Premises; or

                      (D)           If, within sixty (60) days after the filing of an involuntary petition in bankruptcy against Tenant or any guarantor of this Lease, or the commencement of any proceeding against Tenant or such guarantor seeking any reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant or such guarantor, of any trustee, receiver or liquidator of Tenant or such guarantor, or of all or any part of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated, or if, within sixty (60) days after the taking possession, without the consent or acquiescence of Tenant or such guarantor, of the property of Tenant, or of such guarantor by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant or such guarantor, such taking shall not have been vacated or stayed on appeal or otherwise;

           Then and in any such event, and while any such Event of Default shall continue, Landlord may, at its option, notwithstanding the fact that Landlord may have any other remedy hereunder or at law or in equity, by notice to Tenant, designate a date, not less than ten (10) days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice was the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as herein provided.  Additionally, Tenant agrees to pay, as Additional Rent, all attorney’s fees and other expenses incurred by Landlord in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

           Section 14.02.  If this Lease is terminated as provided in Section 14.01, or as permitted by law, Tenant shall peaceably quit and surrender the Demised Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceedings, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, and Landlord, at its option, shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from Tenant (in lieu of all other claims for damages on account of such termination) as and for liquidated damages an amount equal to the excess of all Term Basic Rent and Additional Rent reserved hereunder.  The rent fixed upon any reletting shall conclusively establish the fair rental value.  Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

           Section 14.03.  If Landlord re-enters and obtains possession of the Demised Premises, as provided in Section 14.02 of this Lease, following an Event of Default, Landlord shall have the right, without notice, to repair or alter the Demised Premises in such manner as Landlord may deem necessary or advisable so as to put the Demised Premises in good order and to make the same rentable, and shall have the right, at Landlord’s option, to relet the Demised Premises or a part thereof, and Tenant shall pay to Landlord on demand all expenses incurred by Landlord in obtaining possession, and in altering, repairing and putting the Demised Premises in good order and condition and in reletting the same, including reasonable fees of attorneys and architects, and all other reasonable expenses or commissions, and Tenant shall pay to Landlord upon the rent payment dates following the date of such re-entry and including the date for the expiration of the Term of this Lease in effect immediately prior to such re-entry, the sums of money which would have been payable by Tenant as Monthly Basic Rent hereunder on such rent payment dates if Landlord had not re-entered and resumed possession of the Demised Premises, deducting only the net amount of Basic Rent and Additional Rent, if any, which Landlord shall actually receive (after deducting from the gross receipts, the expenses, costs and payments of Landlord which in accordance with the terms of this Lease would have been borne by Tenant) in the meantime from and by any reletting of the Demised Premises, and Tenant shall remain liable for all sums otherwise payable by Tenant under this Lease, including but not limited to the expenses of Landlord aforesaid, as well as for any deficiency aforesaid, and Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against Tenant for the recovery of such deficiency, expenses or damages or for a sum equal to any Monthly Basic Rent payment and Additional Rent.  As an alternative remedy, Landlord shall be entitled to damages against Tenant for breach of this Lease, at any time (whether or not Landlord shall have become entitled to or shall have received any damages as hereinabove provided) in an amount equal to the excess, if any, of the Term Basic Rent and Additional Rent which would be payable under this Lease at the date of the expiration of the Term, less the amount of Term Basic Rent and Additional Rent received by Landlord upon any reletting, both discounted to present worth at the rate of four (4%) percent per annum.  The obligation and liability of Tenant to pay the Term Basic Rent and the Additional Rent shall survive the commencement, prosecution and termination of any action to secure possession of the Demised Premises.  Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when this Lease would have expired had there not been an Event of Default.

           Section 14.04.  In the event of an Event of Default which results in Landlord recovering possession of the Demised Premises, then neither Tenant nor any other person shall have or claim any right of redemption in or to the Demised Premises or any part thereto or estate therein, under any law now or hereafter existing and Tenant for itself and its successors or assigns hereby releases and surrenders any such right of redemption.

           Section 14.05. Landlord and Tenant hereby expressly agree that Landlord’s obligations to mitigate or attempt to offset or reduce any damages are expressly limited to that required of Landlord under the laws of the State of New Jersey then in effect.

ARTICLE XV

Assignment and Subletting

           Section 15.01.  (A)  Tenant may not mortgage, pledge, hypothecate or otherwise deal with this Lease or the Demised Premises in any manner without Landlord’s consent,. Tenant may assign this Lease or sublet the Demised Premises with Landlord’s consent, which shall not be unreasonably withheld, delayed or conditioned and, if required, with the consent of any mortgagee, trust deed holder or ground lessor, on the basis of the following terms and conditions:

                                (1)           A copy of the assignment or sublease shall be furnished to Landlord.

                                (2)           The assignee shall assume by written instrument all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution.

                                (3)           Tenant and each assignee shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including but not limited to the payment of the Term Basic Rent and Additional Rent reserved herein, as and when required to be paid, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                                (4)           The proposed assignee (i) has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Tenant immediately prior to such assignment or (b) the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

                                (5)           Tenant and any assignee shall promptly pay to Landlord 50% of any net consideration received for any assignment or the rent (Basic and Additional), as and when received, in excess of the Term Basic Rent required to be paid by Tenant for the period affected by said sublease or assignment for the area sublet, computed on the basis of an average square foot rent for the entire Building. In the event of a “turnkey lease,” Landlord and Tenant shall obtain an appraisal from a licensed real estate appraiser familiar with similar properties in Northern New Jersey proximate to the Demised Premises, and any rental received in excess of the market rent for a comparable property shall be subject to Landlord receiving fifty (50%) percent of said consideration, net of any reasonable costs incurred by Tenant in connection with said sublease.

           Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed sublet or assignment if the intended use by the proposed assignee or the proposed subtenant, though permitted under this Lease, will be (i) more hazardous, or (ii) impose greater wear and tear on the Demised Premises, or (iii) result in greater employee or visitor traffic to the Demised Premises from that which existed immediately prior to the proposed assignment or sublease; or (iv) the proposed use of the prospective subtenant or assignee is not a permitted use.

           (B)  Notwithstanding anything herein contained, Tenant may assign or sublet the whole or any part of the Demised Premises to an affiliated corporation, or to any corporation with which it shall be merged or which shall acquire the assets of Tenant, upon prior written notice to Landlord given at least ten (10) days prior to the commencement date of such assignment or sublease, but without the need for Landlord’s prior written consent.  As used herein, “affiliated corporation” with respect to Tenant shall mean any corporation related to Tenant as a parent, subsidiary or brother-sister corporation so that such corporation and Tenant and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder.

                           (C)           In any event, the acceptance by Landlord of any rent (Basic and Additional) from the assignee, or of any of the subtenants, or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

           (D)  Notwithstanding anything herein contained, prior to any sublet of the whole or any portion of the Demised Premises or an assignment of the within Lease to any other party, other than sublets or assignments permitted by Subsection 15.01(B) hereof, Tenant shall first offer, in writing, to surrender the Demised Premises to Landlord, and prior to such effective date, Landlord shall either accept or refuse to accept such surrender, failing which the offer shall automatically be deemed refused.

                          (E)           For each sublet or assignment contemplated hereunder, Tenant agrees to pay to Landlord all commercially reasonable costs and expenses incurred by Landlord in connection with each such sublet or assignment.

           (F)           Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, and in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

                           (G)           In the event that any or all of Tenant’s interest in the Demised Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any or all of Tenant’s interest in the Demised Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being herein referred to as the “Grantor”), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction being herein referred to as a “Disposition”), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

           Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant’s interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

           (H)           Without limiting any of the provisions of Article XIV, if pursuant to the Federal Bankruptcy Code (or any similar Law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease, notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year’s Annual Basic Rent and Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Landlord), which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for security in Section 22.02.

                           (I)           Except as specifically set forth above, no portion of the Demised Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

           (J)           Tenant acknowledges and agrees that any option contained in this Lease shall be personal to Tenant named herein and may not be assigned to any assignee or made available to any subtenant and any attempt by Tenant to do so shall be void ab initio and shall constitute a default hereunder.

                           (K)           If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of this Subsection 15.01(K) shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock [or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock] which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant’s assets, (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer or (b) the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

ARTICLE XVI

Notices

           Section 16.01.  Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (a) delivered personally or (b) sent by registered mail or certified mail, return receipt requested, in a postpaid envelope or (c) sent by recognized overnight courier service such as Federal Express, addressed at the address set forth below, or at such other address as it shall designate by notice, as follows:

If to Landlord:	SPI 190 JONY, LLC
c/o SPI Holdings, LLC
Rosewood Court
2101 Cedar Springs Road
Suite 1525
Dallas, Texas 75201

with copy to:	Greenbaum, Rowe, Smith & Davis LLP
99 Wood Avenue South
Iselin, New Jersey 08830
Attn: Martin E. Dollinger, Esq.

with copy to:	SPI Holdings, LLC
88 Kearney St., Suite
San Francisco, California
Attn: Dennis Wong

If to Tenant:	Merisel Americas, Inc.
Attn: Donald R. Uzzi and Victor Cisario
127 West 30th Street, 5th Floor
New York, NY 10001

with copy to:	Rosner & Napierala LLP
26 Broadway, 22nd Floor
New York, NY 10004-1808
Attn: Natalie A. Napierala

           Any notice so sent shall be deemed given upon its receipt or rejection as evidenced by a bill of lading or return receipt or upon delivery if personally served.

ARTICLE XVII

Holding Over

           Section 17.01.  If Tenant shall remain in the Demised Premises after the expiration of the Term without having executed and delivered a new lease with Landlord or if Tenant shall fail to surrender the Demised Premises at the expiration or sooner termination of the Term in the condition required by this Lease, such holding over shall not constitute a renewal or extension of this Lease.  In either such event, Landlord may, at its option, elect to treat Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all the remedies against Tenant provided by law in that situation, or Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event Tenant shall pay monthly rent in advance at the sum as provided for pursuant to N.J.S.A. 2A:42-6 and shall also pay all damages sustained by Landlord from any loss or liability resulting from such holding over and delay in surrender.  Any such tenancy shall continue until terminated by Landlord by notice to Tenant given at least thirty (30) days prior to the intended date of termination, or until Tenant shall have given to Landlord, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month.  The time limitations described in this Section 17.01 shall not be subject to extension for Force Majeure.

ARTICLE XVIII

Liens

           Section 18.01.  Tenant shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Landlord or any ground or underlying lessor in any portion of the Demised Premises.  If, because of any act or omission (or alleged act or omission) of Tenant, any construction lien claim or other lien (collectively “Lien”), charge, or order for the payment of money or other encumbrance shall be filed against Landlord and/or any ground or underlying lessor and/or any portion of the Demised Premises (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within fifteen (15) days after the filing thereof; and Tenant shall indemnify and save harmless Landlord and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom.  If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Tenant agrees to reimburse Landlord for all costs, expenses and other sums of money in connection therewith (as Additional Rent) with interest at the maximum rate permitted by law promptly upon demand.  All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Demised Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.

ARTICLE XIX

Condition of Demised Premises, Loss, Etc.

           Section 19.01.  After the commencement of Tenant’s occupancy, Landlord shall not be responsible for the loss of, or damage to, Tenant’s property or that under its care, custody or control, or injury to Tenant occurring in or about the Demised Premises, or for any business interruption loss, for any reason whatsoever, to include but not be limited to:  any existing or future condition, defect, matter or thing in the Demised Premises; the acts, omissions or negligence of other persons or tenants in and about the Demised Premises; theft or burglary from the Demised Premises; the negligence of Landlord, its agents, servants or invitees; and defects, errors or omissions in the construction or design of any of the improvements to or on the Demised Premises including the structural and nonstructural portions thereof. Tenant covenants and agrees to make no claim for any such loss, damage or injury at any time.

ARTICLE XX

Inspection, For Sale and For Rent Signs

           Section 20.01.  Landlord, or its agents, shall have the right to enter the Demised Premises upon reasonable notice and at reasonable business hours to examine the same, or to exhibit the Demised Premises to prospective purchasers.  For twelve (12) months prior to the expiration of the Term, Landlord, or its agents, may exhibit the Demised Premises to prospective tenants.  No signs advertising the Demised Premises for letting shall be posted either by Landlord or Tenant. In the case of any such entry, Landlord shall abide by any security protocols reasonably imposed by Tenant.

ARTICLE XXI

Tenant’s Signs

           Section 21.01.  Tenant shall be allowed to erect and maintain, at its sole cost and expense, one sign on the Building, provided, however: (1) that Tenant comply with all applicable governmental ordinances and regulations and receives all necessary governmental approvals required for the erection and maintenance of the sign; (2) that the manner, size, design, color and location of the sign is approved in advance by Landlord, in writing, which approval (subject to compliance with the conditions herein) shall be unreasonably withheld or denied; and (3) no later than the last day of the Term, Tenant shall, at Tenant’s expense, remove the sign and repair all injury done by or in connection with the installation or removal of the sign.  In no event shall Tenant be permitted to affix or place any advertisement or notice of any kind upon any part of the Demised Premises.

ARTICLE XXII

Advance Rent and Security

           Section 22.01.  Simultaneously herewith, Tenant has deposited with Landlord the sum of Fifty Four Thousand Three Hundred Twenty-Four and 74\100 ($54,323.74) Dollars as advance Monthly Basic Rent for the first full calendar month of Tenant’s rental obligation due and payable hereunder.

Section 22.02.  Within ten (10) days of the date hereof, Tenant shall deposit with Landlord the sum of Three Hundred Seventy Five Thousand and 00\100 ($375,000.00) Dollars, and on or prior to January 31, 2012, Tenant shall deposit with Landlord an additional One Hundred Twenty Five Thousand and 00/100 ($125,000.00) Dollars (together, the “Security Deposit”) which may be in the form of an unconditional, irrevocable, transferable, evergreen, commercial letter of credit for the initial Three Hundred Seventy Five Thousand and 00\100 ($375,000.00) Dollars, as amended to increase the amount to Five Hundred Thousand and 00/100 ($500,000.00) Dollars on January 31, 2012, issued by a United States Bank with at least a AA- rating as published by Standard and Poor’s Corporation or at last a Aa3 rating as published by Moody’s and otherwise reasonably acceptable to Landlord and Wells Fargo Bank, National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ15, its successors and/or assigns (the “Beneficiary”) in its sole discretion and which is in a form substantially as set forth in Exhibit E attached hereto. Tenant shall obtain Beneficiary’s approval of the issuing bank and the form and substance of the letter of credit prior to issuance of the letter of credit. To the extent that at any time during the Term of this Lease the bank shall be downgraded and in the course of such downgrade lose the aforesaid rating, then Beneficiary shall have the right to request that Tenant supply a new letter of credit from an alternate bank with the aforesaid rating and reasonably acceptable to Beneficiary. Any such letter of credit shall have an initial expiration of no less than one (1) year from the date of issuance and provide for the automatic extension of its expiration for additional periods of one (1) year on an on-going basis throughout the Term, unless Landlord and Beneficiary are given written notice to the contrary by the issuing bank at least sixty (60) days prior to any expiration date. Thirty (30) days prior to the expiration of any letter of credit, the letter of credit shall be replaced with a similar letter of credit.  In the event of a default by Tenant beyond any applicable notice or cure period, or a failure to replace any letter of credit as required herein within five (5) business days of Tenant’s receipt of notice of same from Landlord or Beneficiary, or upon Landlord’s or Beneficiary’s receipt of notice from the issuing bank that the letter of credit will not be extended, Landlord or Beneficiary shall be authorized to draw upon the letter of credit and retain the cash proceeds or so much thereof as shall remain for the balance of the Term after curing any default as provided herein, after which Tenant shall lose its entitlement to post the Security Deposit required hereby by means of a letter of credit. The Security Deposit shall be held by Beneficiary as security for the faithful performance by Tenant of all the terms of this Lease by Tenant to be observed and performed. The Security Deposit shall not and may not be mortgaged, assigned, transferred, or encumbered by Tenant, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Beneficiary. If any of the Basic Rent or Additional Rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid beyond any applicable note or cure periods, or if Beneficiary or Landlord makes payment on behalf of Tenant, or if Tenant shall fail to perform any of the terms, covenants, and conditions of this Lease beyond any applicable note or cure periods, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof request Beneficiary, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Fixed or Additional Rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant, plus expenses; and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited.  The issuance of a warrant and/or the re-entering of the Demised Premises by Landlord for any Event of Default on the part of Tenant or for any other reason prior to the expiration of the Term shall not be deemed such a termination of this Lease as to entitle Tenant to the recovery of the Security Deposit. If Tenant complies with all of the terms, covenants, and conditions of this Lease and pays all of the Fixed and Additional Rent and all other sums payable by Tenant to Landlord hereunder, and has otherwise complied with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be promptly returned to Tenant within thirty (30) days of the expiration of the Term, and Tenant’s satisfaction of all its obligations accruing prior thereto, including, but not limited to, the fix-up or any restoration required in this Lease or among the parties hereto. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of Fixed and Additional Rent and other charges due Landlord for all periods prior to the filing of such proceedings. In the event of sale by Landlord of the Building, Landlord may have the letter of credit assigned, at Tenant’s sole cost and expense, or may deliver the then balance of the Security Deposit to the transferee of Landlord’s interest in the Demised Premises and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit and this provision shall also apply to any subsequent transferees.  No holder of a superior mortgage to which this Lease is subordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any Fixed or Additional Rent, or otherwise, unless such mortgagee actually shall have received the entire Security Deposit.

           Section 22.03.  In the event of the insolvency of Tenant or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then and in such event Landlord may require Tenant to deposit additional security in an amount equal to the sum of one (1) year’s Annual Basic Rent and Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Landlord) to adequately assure Tenant’s performance of all of its obligations under this Lease, including all payments subsequently accruing.  Failure of Tenant to deposit the security required by this Section within ten (10) days after Landlord’s written demand shall constitute a material breach of this Lease by Tenant.

           Section 22.04. As a condition to Landlord’s consent to Tenant’s additions, alterations or improvements, except for those described in this lease and the construction letter and Exhibits hereto, Landlord may require Tenant to post additional security (to be held pursuant to this Section 22) in such amount as Landlord reasonably deems will be necessary in order to remove such additions, alterations or improvements at the end of the Term which in the aggregate could reasonably be expected to cost in excess of One Hundred Thousand and 00/100 ($100,000) Dollars, and restore the Premises to the condition prior to the performance of such addition, alteration or improvement.

ARTICLE XXIII

Financial Statements

           Section 23.01.  Tenant agrees, within one hundred and twenty (120) days after the end of Tenant’s accounting year, to furnish to Landlord and mortgagee, a certified balance sheet and profit and loss statement for the last accounting year, which may be a consolidated document. .

ARTICLE XXIV

Broker

           Section 24.01.  Tenant represents that it dealt with no other broker other than NEWMARK KNIGHT FRANK and CASSIDY TURLEY (“Broker”) in connection with this transaction.  Each party shall indemnify and hold the other party harmless from the claims of any other brokers which are as the result of conduct of either party inconsistent with this representation. Landlord agrees to pay Broker a commission for this Lease pursuant to separate agreement.

ARTICLE XXV

Commencement Date Agreement

           Section 25.01.  Neither Landlord nor Tenant shall record this Lease or a Memorandum of this Lease.  However, promptly after the commencement of the Term the parties shall execute and deliver, in duplicate original counterparts, a Commencement Date Agreement in the form attached hereto and made a part hereof as Exhibit D stating the Commencement Date and Expiration Date of the Term of this Lease.

ARTICLE XXVI

Waiver of Trial by Jury/Arbitration

           Section 26.01.  Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.  Except for summary proceedings for possession or for the enforcement of an arbitration award, the parties agree that all disputes or other matters in question arising out of, or relating to, this Lease or the breach thereof shall be decided by arbitration in accordance with the rules of the American Arbitration Association then obtaining and shall be conducted in Bergen County.  This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.  Notice of the demand for arbitration shall be filed in writing with the other party to this agreement and with the American Arbitration Association.  The demand shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen.  In no event shall the demand for arbitration be made after institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations.  The award rendered by the arbitrators shall be final, and judgment may be entered on it in any court having jurisdiction thereof.

ARTICLE XXVII

Retained Rights

           Section 27.01.  Subject to Tenant’s entitlement to position its HVAC equipment pursuant to the plans approved by Landlord, and the venting requirements of its printing and manufacturing equipment and boilers, in each case to be submitted to Landlord and approved prior to its entry into the Lease, Landlord hereby reserves to itself, its successors and assigns the full use of the roof and the right to construct, maintain and use ingress and egress easements, railroad easements, utility easements, drainage easements, across, over and under the Demised Premises, to or from other lands now owned or in the future acquired by Landlord, provided, however, that the same be at the cost of Landlord and does not unreasonably interfere with the use of the Demised Premises by Tenant.

ARTICLE XXVIII

Miscellaneous

           Section 28.01. Partial Invalidity.  If any term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

           Section 28.02. Waivers.  One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

           The receipt of Basic Rent or Additional Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease.  Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the Term herein demised shall be deemed to be an acceptance of a surrender of said Demised Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

           Section 28.03. Number, Gender.  Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

           Section 28.04. Successors, Assigns.  The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

           Section 28.05. Headings.  The Article and marginal headings herein are intended for convenience in finding the subject matters, are not to be taken as part of this Lease and are not to be used in determining the intent of the parties to this Lease.

           Section 28.06. Entire Agreement.  This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.  This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

           Section 28.07. Landlord.  The term “Landlord” as used in this Lease means only the holder, for the time being, of Landlord’s interest under this Lease so that in the event of any transfer of title to the Demised Premises Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder arising during the period it is the holder of Landlord’s interest hereunder.

           Section 28.08. Words of Duty.  Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

           Section 28.09. Cumulative Remedies.  The specified remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may lawfully be entitled in case of any breach or threatened breach of any provision of this Lease.

           Section 28.10. Late Charge.  Tenant recognizes that late payment of any Basic Rent or other sum due hereunder will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if Monthly Basic Rent or any other sum remains due and unpaid after said amount is due, such amount shall be increased by a late charge in an amount equal to eight (8%) percent of the unpaid Monthly Basic Rent or other payment.  The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid.  The provisions of this Section 28.10 in no way relieve Tenant of the obligation to pay Monthly Basic Rent or other payments on or before the date on which they are due, nor do the terms of this Section 28.10 in any way affect Landlord’s remedies pursuant to this Lease in the event said Monthly Basic Rent or other payment is unpaid after the date due.

Notwithstanding the foregoing, Tenant shall not be charged a Late Charge the first two (2) times Tenant is late during each twelve (12) month period during the Term commencing on the  Commencement Date until Tenant, as to such time(s) in each twelve (12) month period, is given five (5) days’ notice and an opportunity to cure said nonpayment within said notice period and fails to cure said nonpayment within said time.

           Section 28.11.  No Personal Liability.  Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as “Landlord”), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building, to include any available income stream net of expenses, for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of any portion in Landlord shall not be deemed an asset or property of Landlord.  The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

           Section 28.12. Force Majeure.  Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Basic Rent, percentage rent, if any, or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.  Force Majeure shall mean and include those situations beyond either party’s control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

           Section 28.13. Commencement. (a) Tenant shall be permitted to enter upon the Demised Premises upon execution of this Lease by the parties and prior to the commencement of the Term of this Lease (the “Pre-Occupancy Period”) for the purpose of moving property into the Demised Premises and for the purpose of installing Tenant’s installations therein, all without any obligation to pay Basic Rent therefor, but Tenant shall otherwise comply with all of the other terms and provisions of this Lease during such Pre-Occupancy Period. However, Tenant shall  pay for all utilities consumed within the Demised Premises during such Pre-Occupancy Period. Any occupancy during the Pre-Occupancy Period shall be at Tenant’s sole risk.

(b)           Notwithstanding anything contained herein to the contrary, if Landlord, for any reason whatsoever, including Landlord’s negligence, but not including willful misconduct, cannot deliver possession of the Demised Premises (in whole or in part) to Tenant at the commencement of the agreed Term as set forth in Article II, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Lease Term shall be for the full Term as specified above to commence from and after the date Landlord shall have delivered possession of the Demised Premises (in whole or in part) to Tenant (herein the “Commencement Date”) and to terminate 11:59 p.m. of the day immediately preceding the 126th monthly anniversary of the Commencement Date (plus the number of days, if any, from the Commencement Date to the first day of the next calendar month in the Term), and if requested by Landlord, Landlord and Tenant shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates. However, if possession of the Demised Premises has not been delivered within thirty (30) days after the date of this Lease, Tenant may, on sixty (60) days’ prior written notice given on or after the expiration of said thirty (30) day period, cancel this Lease, unless Landlord shall deliver possession prior to the expiration of said sixty (60) day period.

           Section 28.14. Corporate Authority.  If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned’s execution of this Lease has been duly authorized and approved by the corporation’s Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

           Section 28.15. Additional Rent.  Additional Rent shall mean all sums in addition to Term Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease for the collection of which Landlord shall have all the remedies as are permitted for the collection of Basic Rent.

           Section 28.16. Compliance with Rules and Regulations.  Tenant shall observe and comply with the rules and regulations herein set forth on Exhibit C attached hereto and with such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building.

           Section 28.17.  Tenant’s Proportionate Share is 75.7%, which is agreed to be the quotient obtained by dividing the rentable square footage of the Demised Premises by the rentable square footage of the Building, as both may be adjusted from time to time. In the event Landlord constructs additions to the Building, then an adjustment to the rentable square footage of the Building shall be made, all as of the effective date of any increases or real property taxes incurred as a result of such addition.

Section 28.18.  Common Areas shall mean any area(s) in the Building provided for the common use or benefit of tenants generally and/or for the public located in the Building including without limitation exterior walls and doors, the foundation, structural steel framing including roof framing, the roof (excluding any mechanical equipment), exterior windows, exterior glass and plate glass and those portions of the Real Property which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and employees and invitees and licensees of Landlord and such tenants including without limitation all parking areas, driveways, walkways, landscaped areas, drainage facilities, detention areas, and building signs.

Section 28.19.  Facsimile\Electronic Signatures.  In order to expedite the transaction contemplated herein, telecopied signatures or scanned and electronically transmitted signatures may be used in place of original signatures on this Lease.  All parties hereto intend to be bound by the signatures on the telecopied document or electronic transmission, are aware that other parties will rely on such signatures, and hereby waive any and all defenses to the enforcement of the terms of this Lease based on the form of signature.

                Section 28.20.   Counterparts.  This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 28.21.  Building Days.  “Building Days” shall mean Monday through Friday, excluding Building Holidays.

Section 28.22.  Building Holidays. “Building Holidays” shall mean New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day, and any other Federal or State legal holiday.

Section 28.23.   Building Hours. “Building Hours” shall mean 8:00 a.m. to 6:00 p.m. on Building Days.

ARTICLE XXIX

Parking, Off-Street Parking and Storage

           Section 29.01.  Tenant’s occupancy of the Demised Premises shall include the use of one hundred twenty (120) assigned parking spaces located in the area(s) set forth on Exhibit H attached hereto and made a part hereof.  Landlord reserves the right to reassign all or any portion of such assigned parking spaces to comparable facilities on the Real Property in connection with any modification to the Building permitted pursuant to this Lease, provided such modification or reassignment does not materially affect Tenant’s loading docks, transport access and similar facilities.

           Section 29.02.  Neither Tenant nor its agents, servants or employees shall park on the street or streets adjacent to the Demised Premises.

           Section 29.03.  Tenant covenants and agrees that it will store no materials or matter of any kind on the outside of the Building.  Tenant covenants and agrees that it will remove all materials or matter of any kind on the Demised Premises which can be considered as “junk” or “waste” or which can cause contamination to soil, stream or air and which can encourage rodent or insect infestation.

ARTICLE XXX

Landscaping

           Section 30.01.  Landlord agrees, as part of Common Area Maintenance costs, to maintain, or cause to be maintained during the Term, the lawn, vegetation, trees and shrubberies located on the Real Property, in good condition and, when required, replace the same.

ARTICLE XXXI

Renewal Option

           Section 31.01.  Tenant is hereby granted an option to renew this Lease, which shall be personal to the original Tenant named herein or its affiliated corporation as defined in Section 15.01(B) above and non-assignable, upon the following terms and conditions:

           (A)           At the time of the exercise of the option to renew and at the time of the said renewal, Tenant shall not be in monetary default in accordance with the terms and provisions of this Lease, and the original Tenant named herein or its parent or subsidiary shall be in actual physical possession of the entire Demised Premises pursuant to this Lease.

           (B)           Notice of the exercise of the option shall be sent to Landlord in writing at least nine (9) months before the expiration of the Term of this Lease, TIME HEREBY BEING MADE OF THE ESSENCE.

           (C)           The renewal term shall be for the term of five (5) years, to commence at the expiration of the Term of this Lease, and all of the terms and conditions of this Lease, other than the rent, shall apply during any such renewal term.

           (D)  The Annual Basic Rent to be paid during the renewal term shall be 95% of the then current fair rental value for the Demised Premises, all relevant factors being considered, but in no event less than the Annual Basic Rent payable during the last year of the initial Term of this Lease.  In determining the fair rental value, Landlord shall notify Tenant of the fair rental value as established by Landlord.  Should Tenant dispute Landlord’s determination, then Tenant shall be free to, at Tenant’s sole cost and expense, employ the services of an appraiser familiar with buildings similar to the Building and located within the Carlstadt, New Jersey area comparable to the Building, who shall be a member of The Appraisal Institute (“MAI”) and who shall render an appraisal.  If Landlord and Tenant’s appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Landlord shall be final and binding upon the parties.  The parties shall share equally in the cost of any such independent appraiser.  Pending resolution of the issue of fair rental value, Tenant shall pay Landlord as of commencement of the renewal term, the Basic Rent as established by Landlord, subject to retroactive adjustment upon final determination of this issue.

ARTICLE XXXII

OFAC Certification

           Section 32.01. (A) Certification. Landlord and Tenant hereby certify each to the other that:

                      (1)           They are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” (as so defined therein or thereby) or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and

                      (2)           They are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(B)           Indemnification. Landlord and Tenant hereby agree to defend, indemnify and hold the other harmless from and against any and all claims, damages, fines, losses, risks, liabilities and expenses (including but not limited to attorneys’ fees and costs) arising from or related to any breach by them of the foregoing certification, this indemnity to survive the expiration or sooner termination of this Lease.

ARTICLE XXXIII

Twenty Four Hour Access

           Section 33.01  Tenant shall be entitled to 24-hour, seven (7) day a week access to the Demised Premises, but this shall not be construed to require Landlord to perform Common Area Maintenance or provide services to the Common Areas beyond Building Hours, without reimbursing Landlord for the cost thereof, and shall be subject to any governmental or municipal laws and regulations with respect to said 24-hour, seven (7) day a week access.

ARTICLE XXXIV

Expansion Option

           Section 34.01.  Provided the named Tenant herein is not in default pursuant to any of the terms and conditions of this Lease beyond any applicable notice or cure period, Tenant shall have the option of leasing additional space consisting of 24,911 rentable square feet of the Building (hereinafter referred to as the “Expansion Space”), as shown on Exhibit F attached hereto and made a part hereof, which Expansion Space is anticipated to become available on or before August 1, 2012 (the “Expansion Space Effective Date”).  Tenant shall notify Landlord in writing of its election to lease the Expansion Space on or before April 1, 2012.  In the event the Expansion Space becomes available prior to August 1, 2012, Landlord shall notify Tenant in writing of its availability, and Tenant shall have ten (10) business days from receipt of Landlord’s notice to notify Landlord in writing of its election to lease the Expansion Space as of the effective date of its availability.  Should Tenant elect to lease the Expansion Space, Tenant shall lease the same in its “AS IS” condition, upon all the terms, covenants and conditions of this Lease, and at the Annual Basic Rent per rentable square foot then payable by Tenant pursuant to this Lease, provided, however, Tenant shall not be entitled to any Basic Rent abatement, any “Tenant’s Improvement Work Allowance”, any “Tenant’s HVAC Work Allowance”, nor any “Tenant’s Additional HVAC Work Allowance” (as such terms are hereinafter defined).  Upon Tenant’s exercise of this Expansion Option, Landlord and Tenant agree to execute an amendment to this Lease setting forth as of the Expansion Space Effective Date, the rentable square footage of the Demised Premises, the Annual Basic Rent, Tenant’s Proportionate Share and such other terms and conditions that may be applicable to the Expansion Space.

ARTICLE XXXV

Tenant’s Improvement Work Allowance, Tenant’s HVAC Work Allowance, Tenant’s Additional HVAC Work Allowance

           Section 35.01.  Landlord hereby agrees to provide Tenant with a “Tenant’s Improvement Work Allowance” (“Tenant’s Improvement Work Allowance”) in an amount up to Two Hundred Seventy-Five Thousand and 00\100 ($275,000.00) Dollars to be used by Tenant to prepare the Demised Premises for Tenant’s occupancy (“Tenant’s Improvement Work”), as more particularly set forth in Exhibit G attached hereto and made a part hereof.

           Section 35.02.  (a)           Landlord hereby agrees to provide Tenant with a “Tenant’s HVAC Work Allowance” (“Tenant’s HVAC Work Allowance”) in an amount up to Two Hundred Thousand and 00\100 ($200,000.00) Dollars to be used by Tenant towards the installation by Tenant of certain HVAC equipment in the “production area” of the Demised Premises for Tenant’s occupancy (“Tenant’s HVAC Work”), as more particularly set forth in Exhibit G attached hereto and made a part hereof.

                                (b)           To the extent the costs of Tenant’s HVAC Work exceed Tenant’s HVAC Work Allowance, upon written request of Tenant, Landlord shall provide Tenant with an additional work allowance (“Tenant’s Additional HVAC Work Allowance”) in an amount up to One Hundred Thousand and 00\100 ($100,000.00) Dollars to be used by Tenant in connection with Tenant’s HVAC Work only.

                                (c)           Tenant’s Additional HVAC Work Allowance, or so much of it as shall be provided to Tenant to reimburse Tenant for the additional costs of Tenant’s HVAC Work, shall be amortized over the initial Term of this Lease, together with interest thereon at the rate of ten (10%) percent per annum, and such amount shall be paid to Landlord monthly, as Additional Rent, together with Tenant’s monthly installments of Basic Rent.

ARTICLE XXXVI

Landlord’s Furniture

           Section 36.01. Attached hereto as Exhibit I is an inventory of items of furniture and equipment (“Furniture”) located within the Demised Premises. Tenant shall have the use of the Furniture during the Term of this Lease. Tenant has inspected the Furniture and acknowledges that it is in good order and condition and that there is no damage to the Furniture unless Tenant has noted that damage on the attached Exhibit I. Tenant agrees to not cause any damage to the Furniture and to surrender the Furniture at the end of the Term of this Lease, or its sooner expiration, in its current condition, and to reimburse Landlord upon demand for any damage to the Furniture which is not noted on the attached Exhibit I whether caused by the acts or omissions of Tenant or any other person. Tenant shall maintain insurance on the Furniture for its full replacement value, naming the Landlord as loss payee.

ARTICLE XXXVII

Lease Condition

Section 37.01. This Lease is conditioned upon the Tenant receiving approval of this Lease from Landlord’s mortgage lender within ten (10) days of the date of this Lease. If approval of this Lease shall not have been granted within said ten (10) days, either Landlord or Tenant may terminate this Lease within two (2) business days thereafter.

Section 37.02. This Lease is further conditioned upon Tenant’s parent company, Merisel, Inc., executing a parent guaranty in the form attached hereto as Exhibit K.

ARTICLE XXXVIII

Free Rent

           Section 38.01.  Free Rent at end of Term.  Notwithstanding anything to the contrary contained herein, if Tenant shall have deposited the Security Deposit in the form of cash Tenant, at its election but on notice to Landlord, Tenant shall be entitled to occupy the Demised Premises free of any obligation to pay Basic Rent (herein “Free Rent”) for that number of months (or partial months) preceding the Expiration Date of this Lease equal to the quotient obtained by dividing the Security Deposit so deposited in cash by the then Monthly Basic Rent payable for the Demised Premises. Upon receipt of said notice from Tenant, Landlord shall designate an attorney licensed in the State of New Jersey to act as “Escrow Agent” and shall provide Tenant with the name and address of such attorney. In return for which, Tenant shall (i) deposit a sum equal to the Security Deposit so utilized for Free Rent (the “New Security Deposit”) in escrow with the Escrow Agent pursuant to the following Escrow Instructions set forth in Section 38.02 and (ii) waive any claim for the Security Deposit so utilized by Tenant for Free Rent. This entitlement on behalf of Tenant shall be effective whether or not any successor landlord has received said Security Deposit initially deposited with Landlord pursuant to this Lease and so utilized by Tenant for said Free Rent.

           Section 38.02.  Escrow Instructions.  The New Security Deposit shall be held by Escrow Agent, in trust, in accordance with the terms and conditions set forth in Section 22.02 and on the terms hereinafter set forth:

                      (i)           The Escrow Agent shall: (a) deposit the New Security Deposit in a federally insured commercial bank or savings and loan association in New Jersey or with the Landlord’s first mortgagee; (b) shall not commingle the New Security Deposit with any funds of the Escrow Agent or others; and (c) shall promptly advise the Landlord and Tenant that the deposit is made.  Landlord and Tenant agree to accept all risks with regard to the account, specifically including the risk of closure of the depositary by federal and/or state regulators and/or the risk of collection of a deposit in excess of the amount of insurance on an account with a single depositary.

                      (ii)           The Escrow Agent will deliver the New Security Deposit, or so much of the New Security Deposit as may reasonably be required to cure a default of Tenant hereunder, which default has continued uncured beyond any applicable notice or cure period, to Landlord or to Tenant, as the case may be, under the following conditions:

                                (a)           To Landlord upon receipt of written demand therefor (“Landlord’s Demand for Deposit”) stating that Tenant has defaulted in the performance of Tenant’s obligation(s) under this Lease, and such default has continued uncured beyond any applicable notice or cure period, and the facts and circumstances underlying such default; provided, however, that the Escrow Agent shall not honor such demand until more than ten (10) days after the Escrow Agent shall have sent a copy of such demand to Tenant in accordance with the provisions of Section (iii) below, nor thereafter if the Escrow Agent shall have received a Notice of Objection (as such term is defined in Section (iii) below from Tenant within such ten (10) day period; or

                                (b)           To Tenant upon receipt of written demand therefor (“Tenant’s Demand for Deposit”) stating that this Lease has expired or has been terminated in accordance with the provisions hereof; provided, however, that the Escrow Agent shall not honor such demand until more than ten (10) days after the Escrow Agent shall have sent a copy of such demand to Landlord in accordance with the provisions of Section (iii) below, nor thereafter if the Escrow Agent shall have received a Notice of Objection from Landlord within such ten (10) day period.

                      (iii)  Within two (2) business days of the receipt by the Escrow Agent of a Landlord’s Demand for Deposit or a Tenant’s Demand for Deposit, the Escrow Agent shall send a copy thereof to the other party as provided in Section 16.01 of this Lease.  The other party shall have the right to object to the delivery of the New Security Deposit by sending written notice (the “Notice of Objection”) of such objection to the Escrow Agent as provided in Section 16.01 of this Lease, which Notice of Objection shall be deemed null and void and ineffective if such Notice of Objection is not received by the Escrow Agent within the time periods prescribed in (ii) above. Such notice shall set forth the basis for objecting to the delivery of the New Security Deposit, or portion thereof.  Upon receipt of a Notice of Objection, the Escrow Agent shall promptly send a copy thereto, as provided in Section 16.01 to the party who sent the written demand for the New Security Deposit, or portion thereof.

                      (iv)  In the event the Escrow Agent shall have received the Notice of Objection within the time periods prescribed in (ii) above, the Escrow Agent shall continue to hold the New Security Deposit until (x) the Escrow Agent receives written notice from Landlord to Tenant directing the disbursement of the New Security Deposit, in which case the Escrow Agent shall then disburse the New Security Deposit in accordance with such direction, or (y) in the event of litigation between Landlord and Tenant, the Escrow Agent shall deliver the New Security Deposit to the clerk of the court in which said litigation is pending, or (z) the Escrow Agent shall take such affirmative steps as the Escrow Agent may, at the Escrow Agent’s option, elect in order to terminate the Escrow Agent’s duties including, but not limited to, depositing the New Security Deposit in any court which the Escrow Agent shall select in New Jersey, and commencing an action for interpleader, the costs thereof to be borne by whichever of Landlord or Tenant is the unsuccessful party in such litigation.

                      (v)  It is agreed that the duties of the Escrow Agent are only as herein specifically provided, and subject to the provisions of this Article XXXVIII, are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith.  Landlord and Tenant each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

                      (vi)  The Escrow Agent is acting as a stakeholder only with respect to the New Security Deposit.  Upon making delivery of the entire New Security Deposit held by Escrow Agent in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

                      (vii)  The Escrow Agent has executed this Lease in order to confirm that the Escrow Agent is holding and will hold the New Security Deposit in escrow, pursuant to the provisions hereof.

                      (viii)  Any interest earned on the New Security Deposit shall be paid to the party entitled to receipt of the New Security Deposit.

                      (ix)  Tenant acknowledges that the Escrow Agent is Landlord’s counsel and Tenant acknowledges and agrees that the Escrow Agent may continue to represent Landlord in connection with any dispute hereunder.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

SPI 190 JONY LLC, Landlord

By:	/s/ Richard Squires
Richard Squires, Member

Date:	June 20, 2011

MERISEL AMERICAS, INC. , Tenant

By:	/s/ Victor L. Cisario
Victor L. Cisario
Executive Vice President &
Chief Financial Officer

Date:	June 20, 2011

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